Bank of China Shenzhen Branch
Loan Certificate
Date: March 13, 2009
Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant
Currency	RMB	Amount	100,000,000.00
Contract No.	09853563
Loan Term	From March 13, 2009 to March 13, 2010
Annual rate	5.31%
Business Transaction No.	101LAAA09003808	Loan type	Guaranty
Stamp of Applicant

Lending Bank: (Stamp)